FORM NO. 7a **Registration No. 17460**

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Frontline Ltd.

was delivered to the Registrar of Companies on the **4th** day of **November 2014** in accordance with section 45(3) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **6th** day of **November 2014**

for **Registrar of Companies**

Capital prior to increase:	US$ 312,500,000.00
Amount of increase:	US$ 687,500,000.00
Present Capital:	US$ 1,000,000,000.00